Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2007	2006
	(unaudited; in millions, except per unit amounts)

Operating revenue	$1,712.7	$1,888.6
Operating expenses
Cost of natural gas	1,484.3	1,647.7
Operating and administrative	97.7	73.9
Power	30.1	26.3
Depreciation and amortization	36.5	32.7
	1,648.6	1,780.6
Operating income	64.1	108.0
Interest expense	25.3	27.9
Other income	1.4	1.0
Income before income tax expense	40.2	81.1
Income tax expense	1.1	—
Net income	$39.1	$81.1
Net income allocable to limited partner units	$31.4	$73.9
Net income per limited partner unit (basic and diluted)	$0.40	$1.12
Weighted average units outstanding	77.8	65.7

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2007	2006
	(unaudited; in millions)

Cash provided by operating activities
Net income	$39.1	$81.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.5	32.7
Derivative fair value (gains) losses	16.3	(27.7)
Inventory market price adjustments	—	8.0
Environmental liabilities	(0.6)	(0.2)
Other	(0.8)	(1.1)
Changes in operating assets and liabilities, net of cash acquired:
Receivables, trade and other	45.5	(15.7)
Due from General Partner and affiliates	(13.2)	(1.3)
Accrued receivables	28.2	105.5
Inventory	61.1	26.7
Current and long-term other assets	(0.2)	(0.5)
Due to General Partner and affiliates	(3.3)	1.9
Accounts payable and other	(28.9)	(36.6)
Accrued purchases	(53.1)	(101.7)
Interest payable	23.5	19.9
Current income tax payable	1.1	—
Property and other taxes payable	1.6	5.4
Net cash provided by operating activities	152.8	96.4

Cash used in investing activities

Additions to property, plant, and equipment	(399.3)	(98.7)
Changes in construction payables	63.9	(6.8)
Other	0.4	(0.3)
Net cash used in investing activities	(335.0)	(105.8)
Cash provided by financing activities
Distributions to partners	(57.6)	(56.6)
Net issuances of commercial paper	139.4	110.0
Net cash provided by financing activities	81.8	53.4
Net increase (decrease) in cash and cash equivalents	(100.4)	44.0
Cash and cash equivalents at beginning of year	184.6	89.8
Cash and cash equivalents at end of period	$84.2	$133.8

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2007	December 31, 2006
	(unaudited; in millions)
ASSETS
Current assets
Cash and cash equivalents	$84.2	$184.6
Receivables, trade and other, net of allowance for doubtful accounts of $1.7 in 2007 and $2.4 in 2006	101.8	146.7
Due from General Partner and affiliates	43.7	30.5
Accrued receivables	488.3	516.5
Inventory	56.0	117.1
Other current assets	8.2	13.9
	782.2	1,009.3
Property, plant and equipment, net	4,188.5	3,824.9
Other assets, net	32.2	32.5
Goodwill	265.7	265.7
Intangibles, net	90.3	91.4
	$5,358.9	$5,223.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$19.3	$22.6
Accounts payable and other	276.3	211.5
Accrued purchases	477.2	530.3
Interest payable	32.6	11.4
Property and other taxes payable	20.9	18.6
Loans from General Partner and affiliates	138.5	136.2
Current maturities of long-term debt	31.0	31.0
	995.8	961.6
Long-term debt	2,203.8	2,066.1
Environmental liabilities	4.1	3.3
Other long-term liabilities	170.6	149.4
	3,374.3	3,180.4
Commitments and contingencies

Partners’ capital
Class A common units (Units issued—49,938,834 in 2007 and 2006)	1,115.5	1,141.7
Class B common units (Units issued—3,912,750 in 2007 and 2006)	65.7	67.6
Class C units (Units issued—11,265,872 in 2007 and 11,070,152 in 2006)	514.3	509.8
i-units (Units issued—12,902,676 in 2007 and 12,674,148 in 2006)	471.5	466.3
General Partner	47.5	47.6
Accumulated other comprehensive loss	(229.9)	(189.6)
	1,984.6	2,043.4
	$5,358.9	$5,223.8

NET INCOME PER LIMITED PARTNER UNIT

Net income per limited partner unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of our limited partner units outstanding. The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to its incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership. We have no dilutive securities. Net income per limited partner unit was determined as follows:

	Three months ended March 31,
	2007	2006
	(in millions, except per unit amounts)

Net income	$39.1	$81.1
Allocations to the General Partner:
Net income allocated to the General Partner	(0.8)	(1.6)
Incentive income allocated to the General Partner	(6.8)	(5.6)
Historical cost depreciation adjustments	(0.1)	—
	(7.7)	(7.2)
Net income allocable to limited partner units	$31.4	$73.9
Weighted average units outstanding	77.8	65.7
Net income per limited partner unit (basic and diluted)	$0.40	$1.12

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments:

The following tables present certain financial information about our business segments:

	As of and for the three months ended March 31, 2007
	Liquids	Natural Gas	Marketing	Corporate(1)	Total
	(in millions)
Total revenue	$132.8	$1,324.3	$889.4	$—	$2,346.5
Less: Intersegment revenue	—	568.8	65.0	—	633.8

Operating revenue	132.8	755.5	824.4	—	1,712.7
Cost of natural gas	—	663.2	821.1	—	1,484.3
Operating and administrative	33.7	61.3	1.6	1.1	97.7
Power	30.1	—	—	—	30.1
Depreciation and amortization	16.4	20.0	0.1	—	36.5

Operating income	52.6	11.0	1.6	(1.1)	64.1
Interest expense	—	—	—	25.3	25.3
Other income	—	—	—	1.4	1.4
Income before income tax expense	52.6	11.0	1.6	(25.0)	40.2
Income tax expense	—	—	—	1.1	1.1
Net income	$52.6	$11.0	$1.6	$(26.1)	$39.1
Total assets	$2,016.7	$2,845.6	$334.5	$162.1	$5,358.9
Capital expenditures (excluding acquisitions)	$223.2	$166.7	$1.2	$8.2	$399.3

(1)             Corporate consists of interest expense, interest income, and certain other costs such as franchise and income taxes, which are not allocated to the other business segments.

	As of and for the three months ended March 31, 2006
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$122.6	$1,601.9	$966.4	$—	$2,690.9
Less: Intersegment revenue	—	730.9	71.4	—	802.3
Operating revenue	122.6	871.0	895.0	—	1,888.6
Cost of natural gas	—	773.5	874.2	—	1,647.7
Operating and administrative	28.6	43.7	1.1	0.5	73.9
Power	26.3	—	—	—	26.3
Depreciation and amortization	15.9	16.6	0.1	0.1	32.7
Operating income	51.8	37.2	19.6	(0.6)	108.0
Interest expense	—	—	—	27.9	27.9
Other income	—	—	—	1.0	1.0
Net income (loss)	$51.8	$37.2	$19.6	$(27.5)	$81.1
Total assets	$1,669.5	$2,227.0	$390.9	$125.4	$4,412.8
Capital expenditures (excluding acquisitions)	$16.4	$81.1	$0.4	$0.8	$98.7

(1)             Corporate consists of interest expense, interest income, and certain other costs such as franchise taxes, which are not allocated to the other business segments.